Exhibit 10.6

Exhibit G

Agreed Form

ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT

(WARRANT AGREEMENT)

This Assignment, Assumption and Amendment Agreement (this “Agreement”) is made as of [●], 2023, by and among Athena Technology Acquisition Corp. II, a Delaware corporation (the “Company”), The Air Water Company, a Cayman Islands exempted company (“Holdings”), and Continental Stock Transfer & Trust Company, a New York limited purposes trust company (the “Warrant Agent”).

WHEREAS, the Company and the Warrant Agent are parties to that certain (i) Amended and Restated Private Warrant Agreement, dated as of March 29, 2022 and filed with the United States Securities and Exchange Commission (the “Commission”) on March 30, 2022 (including the exhibits thereto, the “Existing Private Warrant Agreement”), pursuant to which the Company has issued warrants (the “Private Warrants”) to purchase 476,875 shares of Class A common stock of the Company, par value $0.0001 per share (“Common Stock”) and (ii) Amended and Restated Public Warrant Agreement, dated as of March 29, 2022 and filed with the Commission on March 30, 2022 (including the exhibits thereto, the “Existing Public Warrant Agreement” and, together with the Existing Private Warrant Agreement, the “Existing Warrant Agreements” and each, an “Existing Warrant Agreement”), pursuant to which the Company has issued warrants (the “Public Warrants” and, together with the Private Warrants, the “Warrants”) to purchase 12,687,500 shares of Common Stock;

WHEREAS, the terms of the Warrants are governed by the Existing Warrant Agreements and capitalized terms used herein, but not otherwise defined, shall have the meanings given to such terms in the Existing Warrant Agreements;

WHEREAS, on April 19, 2023, the Company, Holdings, Air Water Ventures Limited, a private company formed under the Laws of England and Wales (“Air Water Ventures”), Project Hydro Merger Sub Inc., a Delaware corporation (“Merger Sub”), and certain other persons and entities entered into a Business Combination Agreement (as amended from time to time, the “Business Combination Agreement”);

WHEREAS, pursuant to the Business Combination Agreement, among other things, Merger Sub will merge with and into the Company (the “Merger”), as a result of which the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving company, and each issued and outstanding share of common stock of the Company shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holder thereof to receive an ordinary share of Holdings par value $0.001 per share (a “Holdings Ordinary Share”);

WHEREAS, upon consummation of the Merger, as provided in Section 4.5 of the Existing Warrant Agreements, the Warrants will no longer be exercisable for shares of Common Stock but instead will be exercisable (subject to the terms and conditions of the Existing Warrant Agreement as amended hereby) for the same number of Holdings Ordinary Shares;

WHEREAS, the consummation of the transactions contemplated by the Business Combination Agreement will constitute a Business Combination (as defined in the Existing Warrant Agreements);

WHEREAS, in connection with the Merger, the Company desires to assign all of its right, title and interest in the Existing Warrant Agreements to Holdings; and

WHEREAS, Section 9.8 of the Existing Warrant Agreements provides that the Company and the Warrant Agent may amend the applicable Existing Warrant Agreement without the consent of any Registered Holders for the purpose of curing any ambiguity or to correct any mistake, or curing, correcting or supplementing any defective provision contained therein, or adding or changing any other provisions with respect to matters or questions arising under the applicable Existing Warrant Agreement as the Company and the Warrant Agent may deem necessary or desirable and that the Company and the Warrant Agent deem shall not adversely affect the interest of the registered holders under the applicable Existing Warrant Agreement.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows.

1. Assignment and Assumption; Consent.

1.1 Assignment and Assumption. The Company hereby assigns to Holdings all of the Company’s right, title and interest in and to the Existing Warrant Agreements (as amended hereby) as of the Merger Effective Time (as defined in the Business Combination Agreement). Holdings hereby assumes, and agrees to pay, perform, satisfy and discharge in full, as the same become due, all of the Company’s liabilities and obligations under the Existing Warrant Agreements (as amended hereby) arising from and after the Merger Effective Time.

1.2 Consent. The Warrant Agent hereby consents to the assignment of the Existing Warrant Agreements by the Company to Holdings pursuant to Section 1.1 hereof effective as of the Merger Effective Time, and the assumption of the Existing Warrant Agreements by Holdings from the Company pursuant to Section 1.1 hereof effective as of the Merger Effective Time, and to the continuation of the Existing Warrant Agreements in full force and effect from and after the Merger Effective Time, subject at all times to the Existing Warrant Agreements (as amended hereby) and to all of the provisions, covenants, agreements, terms and conditions of the Existing Warrant Agreements and this Agreement. The Warrant Agent hereby ratifies the appointment set forth in Section 1 of the Existing Warrant Agreements (as amended hereby).

Amendment of Existing Warrant Agreements. The Company and the Warrant Agent hereby amend the Existing Warrant Agreements as provided in this Section 2, effective as of the Merger Effective Time, and acknowledge and agree that the amendments to the Existing Warrant Agreements set forth in this Section 2 are necessary or desirable and that such amendments do not adversely affect the interests of the registered holders under the Existing Warrant Agreements:

2.1 References to Company. The preamble on page one and the Exhibits of the Existing Warrant Agreements are hereby amended by deleting “Athena Technology Acquisition Corp. II” and replacing it with “The Air Water Company, a Cayman Islands exempted company”. As a result thereof, all references to the “Company” in the Existing Warrant Agreements (including all Exhibits thereto) shall be references to The Air Water Company rather than Athena Technology Acquisition Corp. II.

2.2 Recitals.

a)	The recitals beginning on page one of the Existing Private Warrant Agreements are hereby deleted and replaced in their entirety as follows:

“WHEREAS, on December 9, 2021, Athena Technology Acquisition Corp. II, a Delaware corporation (“Athena”), entered into that certain Private Placement Unit Purchase Agreement, with Athena Technology Sponsor II, LLC, a Delaware limited liability company (the “Sponsor”), pursuant to which the Sponsor will purchase 950,000 Units (as defined below) simultaneously with the closing of the Offering at a purchase price of $10.00 per Unit and, in connection therewith, will issue and deliver up to an aggregate of 475,000 warrants bearing the legend set forth in Exhibit A hereto (the “Private Placement Warrants”);

WHEREAS, in order to finance the Athena’s transaction costs in connection with an intended initial Business Combination (as defined below), the Sponsor or affiliates of the Sponsor or certain of Athena’s officers and directors may, but are not obligated to, loan Athena funds as Athena may require, of which up to $1,500,000 of such loans may be convertible into up to an additional 150,000 Units, at a purchase price of $10.00 per Unit, which will include up to an aggregate of 75,000 warrants bearing the legend set forth in Exhibit A hereto (the “Working Capital Warrants”, and together with the Private Placement Warrants, the “Warrants”);

WHEREAS, on December 14, 2021, Athena consummated a public offering (the “Offering”) of units of Athena’s equity securities, each such unit comprised of one share of Class A common stock of Athena, par value $0.0001 per share (“Common Stock”), and one-half of one public warrant (as defined below) (the “Units”) and, in connection therewith, issued and delivered 12,500,000 warrants to public investors in the Offering;

WHEREAS, Athena has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1, File No. 333-261287 (the “Registration Statement”) and a prospectus (the “Prospectus”), for the registration, under the Securities Act of 1933, as amended (the “Securities Act”), of the Units and the Public Warrants and the Common Stock included in the Units;

WHEREAS, Athena, the Company and Air Water Ventures are parties to that certain Business Combination Agreement, dated as of April 19, 2023 (the “Business Combination Agreement”), which provides for, among other things, the merger of Merger Sub with and into Athena, with Athena surviving (the “Merger”), pursuant to which each issued and outstanding share of common stock of Athena shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holder thereof to receive ordinary shares of Holdings, par value $0.001 per share (the “Ordinary Shares”);

WHEREAS, on [●], 2023, the Company, Athena and the Warrant Agent entered into an Assignment, Assumption and Amendment Agreement (the “Warrant Assumption Agreement”), pursuant to which, among other things, Athena assigned all of Athena’s right, title and interest in and to this Agreement to the Company, and the Company assumed all of Athena’s liabilities and obligations under this Agreement;

WHEREAS, pursuant to the Business Combination Agreement, the Warrant Assumption Agreement and the terms of this Agreement (as amended by the Warrant Assumption Agreement), each Public Warrant and each Private Placement Warrant has been converted into the right to purchase one Ordinary Share rather than one share of Common Stock;

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants;

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent and the holders of the Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent (if a physical certificate is issued), as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:”

b)	The recitals beginning on page one of the Existing Public Warrant Agreements are hereby deleted and replaced in their entirety as follows:

WHEREAS, on December 14, 2021, Athena Technology Acquisition Corp. II, a Delaware corporation (“Athena”), consummated a public offering (the “Offering”) of units of Athena’s equity securities, each such unit comprised of one share of Class A common stock of Athena, par value $0.0001 per share (“Common Stock”), and one-half of one redeemable Warrant (as defined below) (the “Units”) and, in connection therewith, issued and delivered 12,500,000 warrants to public investors in the Offering (the “Warrants”). Each whole Warrant entitles the holder thereof to purchase one share of Common Stock for $11.50 per share, subject to adjustment as described herein;

WHEREAS, Athena has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1, File No. 333-261287 (the “Registration Statement”) and a prospectus (the “Prospectus”), for the registration, under the Securities Act of 1933, as amended (the “Securities Act”), of the Units and the Public Warrants and the Common Stock included in the Units;

WHEREAS, Athena, the Company and Air Water Ventures are parties to that certain Business Combination Agreement, dated as of April 19, 2023 (the “Business Combination Agreement”), which provides for, among other things, the merger of Merger Sub with and into Athena, with Athena surviving (the “Merger”), pursuant to which each issued and outstanding share of common stock of Athena shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holder thereof to receive ordinary shares of Holdings, par value $0.001 per share (the “Ordinary Shares”);

WHEREAS, on [●], 2023, the Company, Athena and the Warrant Agent entered into an Assignment, Assumption and Amendment Agreement (the “Warrant Assumption Agreement”), pursuant to which, among other things, Athena assigned all of Athena’s right, title and interest in and to this Agreement to the Company, and the Company assumed all of Athena’s liabilities and obligations under this Agreement;

WHEREAS, pursuant to the Business Combination Agreement, the Warrant Assumption Agreement and the terms of this Agreement (as amended by the Warrant Assumption Agreement), each Public Warrant and each Private Placement Warrant has been converted into the right to purchase one Ordinary Share rather than one share of Common Stock;

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants;

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent and the holders of the Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent (if a physical certificate is issued), as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:”

2.3 Reference to Common Stock. All references to “Common Stock” in the Existing Warrant Agreements (including all Exhibits thereto but excluding the recitals thereto) shall mean “Ordinary Shares”.

2.4 Appointment of Warrant Agent. Section 1 of the Existing Warrant Agreements is hereby deleted and replaced with the following:

“On December 9, 2021, Athena appointed the Warrant Agent to act as agent for Athena for the Warrants, and the Warrant Agent accepted such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Agreement.”

2.5 Detachability of Warrants. Section 2.4 of the Existing Public Warrant Agreement is hereby deleted and replaced with the following:

“[INTENTIONALLY OMITTED.]”

2.6 No Fractional Warrants. Section 2.5 of the Existing Public Warrant Agreement is hereby deleted and replaced with the following:

“2.5 No Fractional Warrants. The Company shall not issue fractional Warrants.”

2.7 Transfers Prior to Detachment. Section 5.6 of the Existing Public Warrant Agreement is hereby deleted and replaced with the following:

“[INTENTIONALLY OMITTED.]”

2.8 Duration of Warrants. The first sentence of Section 3.2 of the Existing Public Warrant Agreement is hereby deleted and replaced with the following:

“A Warrant may be exercised only during the period (the “Exercise Period”) commencing on the date that is [●]1, and terminating at the earlier to occur of: (x) 5:00 p.m., New York City time on [●]2, (y) the liquidation of the Company, or (z) 5:00 p.m., New York City time on the Redemption Date (as defined below) as provided in Section 6.2 hereof (the “Expiration Date”); provided, however, that the exercise of any Warrant shall be subject to the satisfaction of any applicable conditions, as set forth in subsection 3.3.2 hereof, with respect to an effective registration statement.”

2.9 Duration of Warrants. The first sentence of Section 3.2 of the Existing Private Warrant Agreement is hereby deleted and replaced with the following:

“A Warrant may be exercised only during the period (the “Exercise Period”) commencing on [●]3, and terminating at the earlier to occur of: (x) 5:00 p.m., New York City time on [●]4, (y) the liquidation of the Company, or (z) 5:00 p.m., New York City time on the Redemption Date (as defined below) as provided in Section 8.2 hereof (the “Expiration Date”); provided, however, that the exercise of any Warrant shall be subject to the satisfaction of any applicable conditions, as set forth in subsection 3.3.2 hereof, with respect to an effective registration statement.”

[1]	Date that is 30 days from the date of the Closing (as defined in the Business Combination Agreement).
[2]	Date that is five years from the date of the Closing (as defined in the Business Combination Agreement).
[3]	Date that is 30 days from the date of the Closing (as defined in the Business Combination Agreement).
[4]	Date that is five years from the date of the Closing (as defined in the Business Combination Agreement).

2.10 Extraordinary Dividends. Section 4.1.2 of the Existing Warrant Agreements is hereby amended by adding the word “or” before clause (b) of such Section and deleting clauses (c), (d) and (e) of such Section.

2.11 Registration of Ordinary Shares. The first sentence of Section 7.4.1 of the Existing Public Warrant Agreement is hereby amended and restated in its entirety as follows:

“The Company agrees that as soon as practicable, but in no event later than [●]5, it shall use its best efforts to file with the Commission a registration statement for the registration, under the Securities Act, of the Ordinary Shares issuable upon exercise of the Warrants.”

2.12 Notice. The address for notices to the Company set forth in Section 9.2 of the Existing Warrant Agreements is hereby amended and restated in its entirety as follows:

The Air Water Company

Attn: Alex Guy

Email: alex@akp-ag.com

with a required copy to (which copy shall not constitute notice):

White & Case LLP

609 Main Street, Suite 2900

Houston, TX 77002

Attn: Jason A. Rocha

Email: jason.rocha@whitecase.com

and

5     Date that is fifteen (15) Business Days after the date of the Closing (as defined in the Business Combination Agreement).

White & Case LLP

1221 Avenue of the Americas

New York, New York 10020

Attention: James Hu

Email: james.hu@whitecase.com

3. Miscellaneous Provisions.

3.1 Effectiveness of Warrant. Each of the parties hereto acknowledges and agrees that the effectiveness of this Agreement shall be expressly subject to the occurrence of the Merger and shall automatically be terminated and shall be null and void if the Business Combination Agreement shall be terminated for any reason.

3.2 Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their permitted respective successors and assigns.

3.3 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

3.4 Applicable Law. The validity, interpretation and performance of this Agreement shall be governed in all respects by the laws of the State of New York, without giving effect to conflict of laws. The parties hereby agree that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

3.5 Persons Having Rights under this Agreement. Nothing in this Agreement shall be construed to confer upon, or give to, any person or corporation other than the parties hereto and the Registered Holders any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the Registered Holders.

3.6 Counterparts. This Agreement may be executed in any number of counterparts, and by facsimile or portable document format (pdf) transmission, and each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.

3.7 Effect of Headings. The Section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

3.8 Entire Agreement; Reference to and Effect on Agreements. The Existing Warrant Agreements, as modified by this Agreement, constitute the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated. Any references to “this Agreement” in the Existing Warrant Agreements will mean the applicable Existing Warrant Agreement as amended by this Agreement. Except as specifically amended by this Agreement, the provisions of the Existing Warrant Agreements shall remain in full force and effect.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed as of the date first above written.

ATHENA TECHNOLOGY ACQUISITION CORP. II

by
Name:
Title:

THE AIR WATER COMPANY

by
Name:
Title:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

by
Name:
Title:

[Signature Page to Assignment, Assumption and Amendment Agreement (Warrant Agreement)]